Exhibit 10.14
ACKNOWLEDGMENT AND AGREEMENT OF
REVOLVING CREDIT COMMITMENT INCREASE
November 18, 2009
To: Borrower and Agent
     Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of September 29, 2008 (as otherwise amended or modified from time to time, the “Credit Agreement”), among QuinStreet, Inc. (“Borrower”), each of the financial institutions parties thereto (collectively, the “Lenders”) and Comerica Bank, as Agent for the Lenders.
     Each of the undersigned hereby acknowledges and agrees that, effective as of the Effective Date (as defined below), such Lender’s Revolving Credit Commitment and Revolving Credit Percentage shall be as set forth in the attached revised Schedule 1.2 (Percentages). To facilitate the foregoing, each undersigned, which as a result of the adjustments of Revolving Credit Percentages evidenced by the attached revised Schedule 1.2 is to have a greater principal amount of Revolving Credit Advances than it had outstanding immediately prior to the Effective Date, shall remit to Agent immediately available funds in amounts sufficient to cover such greater principal amount of Revolving Credit Advances (and the Agent shall, to the extent of the funds so received, disburse funds to each Lender which, as a result of the adjustment of the Revolving Credit Percentages, is to have a lesser principal amount of Revolving Credit Advances outstanding than such Lender had under the Credit Agreement immediately prior to the Effective Date). Each of the undersigned acknowledges and agrees that any fees paid prior to the Effective Date, including any Letter of Credit Fees, shall not be recalculated, redistributed or reallocated by Borrower, Agent or the other Lenders.
     As used herein, the term “Effective Date” means the date the Agent shall have received (i) for each of the undersigned, a fully executed replacement Revolving Credit Note payable to each of the undersigned in the amount of the undersigned’s Revolving Credit Percentage of the Revolving Credit, as set forth in the attached revised Schedule 1.2 and (ii) a non-refundable fee in an amount equal to 50 basis points on the increase of the Revolving Credit Aggregate Commitment, for distribution to the undersigned Lenders based on their share of such increase.
     The Agent shall notify the undersigned and the Borrower of the Effective Date.
     Terms defined in the Credit Agreement and not otherwise defined herein shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement to be executed and delivered by a duly authorized officer on the date first above written.

COMERICA BANK, as Lender and as Agent
By:	/s/ Illegible

Its:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Illegible

Its:	SVP

UNION BANK, N.A. (f/k/a Union Bank of California), as a Lender
By:	/s/ Illegible

Its:	Assistant Vice President

Acknowledged and accepted by:

Quinstreet, Inc.

By:	Douglas Valenti

Its:	CEO

Quinstreet, Inc.
Schedule 1.2
Percentages and Allocations
Revolving Credit and Term Loan Facilities

	REVOLVING	REVOLVING
	CREDIT	CREDIT	TERM LOAN	TERM LOAN	WEIGHTED
LENDERS	PERCENTAGE	ALLOCATIONS	PERCENTAGE	ALLOCATIONS	PERCENTAGE
Comerica Bank	35%	$35,000,000	35%	$9,450,000	35.00%
Union Bank	25%	$25,000,000	25%	$6,750,000	25.00%
Bank of America	26%	$26,000,000	20%	$5,400,000	24.72%
Wells Fargo	14%	$14,000,000	20%	$5,400,000	15.28%
TOTALS	100%	$100,000,000	100%	$27,000,000	100%